UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 13, 2012 (March 08, 2012)

EV Energy Partners, L.P.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-33024 (Commission File No.)	20-4745690 (I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 651-1144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 8, 2012, EV Energy Partners, L.P. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, EV Energy Finance Corp. (“Finance Corp” and, together with the Company, the “Issuers”) and certain subsidiary guarantors (the “Guarantors” and, together with the Issuers, the “EVEP Parties”) with J.P. Morgan Securities LLC as Representative of the several Underwriters as named therein (collectively, the “Underwriters”) in connection with the issuance and sale in an underwritten public offering (the “Offering”) of $200,000,000 in aggregate principal amount of the Issuers’ 8.0% Senior Notes due 2019 (the “Additional Notes”) at a price to investors of 103.0% of the principal amount, for a yield to worst of 7.281%. The Additional Notes were offered as additional debt securities under an indenture dated March 22, 2011 by and among the EVEP Parties and U.S. Bank National Association as trustee (the “Indenture”) pursuant to which the Issuers have issued $300,000,000 in aggregate principal amount of their 8.0% Senior Notes due 2019 (the “Existing Notes”). The Additional Notes and the Existing Notes will be treated as a single class of debt securities under the indenture. The Company’s offering of the Additional Notes has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an automatic shelf Registration Statement on Form S-3 (Registration No. 333-179981) of the Company, filed with the Securities and Exchange Commission on March 8, 2012. A legal opinion related to the Notes is filed herewith as Exhibit 5.1.

The Underwriting Agreement contains customary representations, warranties and agreements by the EVEP Parties, customary conditions to closing, other obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Company intends to use the net proceeds from the Offering to repay a portion of the outstanding balance under its credit facility. Affiliates of the Underwriters are lenders and agents under the Company’s credit facility and, accordingly, will receive a portion of the proceeds from the offering in the form of repayment of borrowings under such credit facility. The Underwriters and their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates, for which they received or will receive customary fees and expense reimbursement.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 of this Current Report on Form 8-K (this “Report”) is incorporated by reference into this Item 2.03 of this Report.

Item 7.01. Regulation FD Disclosure.

On March 8, 2012, the Partnership issued a press release announcing proposed add-on offering of senior notes. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

On March 8, 2012, the Partnership issued a press release announcing pricing of upsized add-on offering of $200 million of 8.0% senior notes. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 and 99.2 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01 Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

1.1	Underwriting Agreement, dated as of March 8, 2012, by and among EV Energy Partners, L.P., EV Energy Finance Corp., the Guarantors named therein and the Representatives of the Underwriters listed therein.

4.1	Indenture, dated as of March 22, 2011, by and among EV Energy Partners, L.P., EV Energy Finance Corp., the Guarantors named therein and U.S. National Bank Association, as trustee (incorporated by reference to Exhibit 4.1 on Form 8-K filed March 22, 2011).

4.2	Form of 8.0% Notes due 2019 (included in exhibit 4.1)

5.1	Opinion of Haynes and Boone, LLP

99.1	Press Release dated March 8, 2012, regarding announcement of proposed add-on offering of senior notes.

99.2	Press Release dated March 8, 2012, regarding announcement of pricing of upsized add-on offering of $200 million of 8.0% senior notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: March 13, 2012	By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief Financial Officer of EV Management LLC, general partner of EV Energy GP, L.P., general partner of EV Energy Partners, L.P.

EXHIBIT INDEX

1.1	Underwriting Agreement, dated as of March 8, 2012, by and among EV Energy Partners, L.P., EV Energy Finance Corp., the Guarantors named therein and the Representatives of the Underwriters listed therein.

4.1	Indenture, dated as of March 22, 2011, by and among EV Energy Partners, L.P., EV Energy Finance Corp., the Guarantors named therein and U.S. National Bank Association, as trustee (incorporated by reference to Exhibit 4.1 on Form 8-K filed March 22, 2011).
4.2	Form of 8.0% Notes due 2019 (included in exhibit 4.1)

5.1	Opinion of Haynes and Boone, LLP

99.1	Press Release dated March 8, 2012, regarding announcement of proposed add-on offering of senior notes.
99.2	Press Release dated March 8, 2012, regarding announcement of pricing of upsized add-on offering of $200 million of 8.0% senior notes.